UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2025
Sun Country Airlines Holdings, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-40217	82-4092570
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2005 Cargo Road
Minneapolis,	Minnesota	55450
(Address of principal executive offices)		(Zip Code)
(651) 681-3900
(Registrant’s telephone number, including area code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	SNCY	The Nasdaq Stock Market LLC
Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On March 24, 2025, Sun Country, Inc. (the “Borrower”), a wholly-owned subsidiary of Sun Country Airlines Holdings, Inc. (the “Company”), entered into a four year $75,000,000 Revolving Credit Facility (the “Revolver”) with UMB Bank, National Association, as administrative agent, MUFG Bank, Ltd. and Sumitomo Mitsui Banking Corporation, as lenders, and any other lenders named therein. The commitments under the Revolver represent a $50,000,00 (200%) increase from the Company’s previous revolver. Proceeds of the Revolver will be used for the Borrower’s general corporate purposes.

Borrowings under the Revolver bear interest at SOFR plus a margin of 2.50%. The Revolver is guaranteed by the Company and is secured by a pool of collateral owned by the Borrower that may include airframes, engines, spare parts, flight simulators, ground support equipment, receivables, cash and cash equivalents. The Revolver contains representations, warranties, negative covenants, conditions and defaults customary for transactions of this type, including but not limited to certain cross defaults. The Revolver also includes covenants that require the Company to maintain (i) unrestricted cash and cash equivalents, certain capital markets proceeds and unused commitments of not less than $55.0 million, (ii) a minimum adjusted EBITDAR of $110.0 million for any four consecutive fiscal quarters and (iii) a minimum ratio of the borrowing base of the Collateral to outstanding obligations under the Revolver of not less than 1.0 to 1.0. The occurrence of an event of default under the Revolver could result in all loans and other obligations under the Revolver becoming immediately due and payable and the Revolver being terminated.

The foregoing summary of the Revolver is qualified in its entirety by reference to the Revolver, a copy of which be filed as an Exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2025.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated by reference in this Item 2.03.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 28, 2025	Sun Country Airlines Holdings, Inc.

	By:	/s/ Erin Rose Neale
		Name:	Erin Rose Neale
		Title:	Senior Vice President, General Counsel and Secretary